EXHIBIT 23.2

PRICEWATERHOUSECOOPERS BEDRIJFSREVISOREN BCVBA Woluwedal 18 B-1932 Sint-Stevens-Woluwe Belgium	KPMG ACCOUNTANTS NV Burgemeester Rijndersweg 20 1180 MC Amstelveen The Netherlands

Consent of Independent Accountants

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated June 20, 2002, (relating to the financial statements of Fortis not presented separately therein) included in Suez’s Annual Report on Form 20-F for the year ended December 31, 2003 (No 1-15232), filed on June 28, 2004.

August 31, 2004	August 31, 2004

/s/ Yves Vandenplas	/s/ KPMG Accountants NV
PricewaterhouseCoopers Bedrijfsrevisoren BCVBA Brussels, Belgium Represented by Yves Vandenplas	KPMG Accountants NV Amstelveen, The Netherlands

Exh. 23.2-1